UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2015

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2015 Annual Meeting of Stockholders of the Company held on May 12, 2015, the votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1 — The stockholders elected each of the ten nominees to the Board of Directors for a one-year term by the vote of the majority of votes cast, in accordance with 3M’s Bylaws.

	For	Against	Abstain	Broker Non- Vote
Linda G. Alvarado	422,757,449	7,549,260	1,914,645	105,081,096
Sondra L. Barbour	428,176,599	2,148,735	1,896,020	105,081,096
Thomas “Tony” K. Brown	426,133,253	4,012,753	2,075,348	105,081,096
Vance D. Coffman	423,609,188	6,641,180	1,970,986	105,081,096
Michael L. Eskew	422,395,091	7,793,231	2,033,032	105,081,096
Herbert L. Henkel	425,174,279	4,992,008	2,055,067	105,081,096
Muhtar Kent	425,028,255	5,129,756	2,063,343	105,081,096
Edward M. Liddy	418,692,334	11,452,160	2,076,860	105,081,096
Inge G. Thulin	413,450,063	15,543,950	3,227,341	105,081,096
Robert J. Ulrich	425,404,765	4,889,896	1,926,693	105,081,096

Proposal No. 2 — The stockholders ratified the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2015.

For	529,770,427
Against	5,392,364
Abstain	2,139,659
Broker Non-Vote	N/A

Proposal No. 3 — The stockholders gave an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Company’s 2015 Proxy Statement.

For	410,860,162
Against	16,454,145
Abstain	4,907,047
Broker Non-Vote	105,081,096

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: May 13, 2015